EXHIBIT 99.1

Rekor Systems Announces Sale of $15 Million of Revenue Sharing Notes due December 15, 2026 priced at 13.25%

Company to host a special investor conference call on December 14, 2023 to discuss its Revenue Sharing Notes program

COLUMBIA, MD – December 13, 2023, Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced that it has completed the sale of a registered offering of $15 million in aggregate principal amount of its 13.25% Series A Prime Revenue Sharing Notes due December 15, 2026 (the "Series A Notes"). Proceeds are expected to be used for expansion and working capital purposes.

"Our remarkable success in growing revenues under our 'pay for data' recurring revenue model depends on both the benefits of our advanced technology and the ability to finance the installations necessary for implementation," said Robert A. Berman, Rekor Chairman and CEO. "With the structure of this note offering, we are pleased to have developed a financing mechanism that unlocks the unique value of the strong revenue stream that lies behind our contract obligations. As we continue to expand our operations, we expect the use of this mechanism going forward to significantly reduce or eliminate the need to fund our contract growth through the use of equity-based financings."

The Series A Notes are the first to be issued pursuant to and secured under an Indenture of Trust (the "Indenture"). The Indenture pledges revenues from a pool of contracts with the Company's prime customers. To be considered prime customers, the customer's unsecured obligations must maintain an investment grade rating by at least two nationally recognized rating agencies.

Additional series of notes may be issued in the future and secured on a parity basis under the Indenture with revenues from the pool, which may contain additions and substitutions. The aggregate principal amount of notes permitted to be issued under the Indenture may not exceed 50% of the three-year value of estimated revenues from the pool.

A report on Form 8-K concerning the offering of the Series A Notes will be filed with the U.S. Securities and Exchange Commission (the "SEC"). The Series A Notes were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-259447), including the base prospectus, filed with the SEC under the Securities Act of 1933, as amended, supplemented by a Prospectus Supplement, dated December 12, 2023. Purchasers of the Series A Notes may rely only on the Prospectus Supplement and base prospectus, which contains detailed information about the Company and the Series A Notes and is available on the SEC's website at www.sec.gov. Copies of the Prospectus Supplement and the base prospectus relating to the offering may be obtained by contacting Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland 21046, telephone: (410) 762-0800, or by emailing ir@rekor.ai.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities in the offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Company will host a special investor conference call on Thursday, December 14, 2023, at 9:00 a.m., Eastern time, to provide shareholders and investors with further insights into this significant development.

CONFERENCE CALL INFORMATION

To participate in the call, please dial in approximately 10 minutes before the start of the call using the following information:

North America: 877-407-8037 (Toll Free)

International: +1 201-689-8037

A live webcast of the conference call will also be available: https://event.choruscall.com/mediaframe/webcast.html?webcastid=ReJEbcuY

REPLAY INFORMATION: A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Toll Free: 877-660-6853

International: +1 201-612-7415

Replay Passcode: 13743198

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, Threads, and Facebook.

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Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the statements regarding the use of proceeds from the sale of the Series A Notes in the offering and the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

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